UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

Aditx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte St., Suite 101 Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 488-0844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 25, 2021 (the “Closing Date”), Aditx Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”) for the offering, sale, and issuance (the “Offering”) by the Company of a $6,000,000 Senior Secured Convertible Promissory Note (the “Note”). Concurrently with the sale of the Note, pursuant to the Purchase Agreement, the Company will also issue a warrant (the “Warrant”) to the Investor to purchase up to 800,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”). As a result of the Offering, the Company will receive aggregate gross proceeds of $5,000,000.

The Note has a twenty-four month term and is convertible at the option of the Investor at any time prior to maturity in shares of Common Stock (the “Conversion Shares”) at an initial conversion price of $4.00 per share, subject to adjustment under certain circumstances. The Note will amortize in nineteen (19) equal monthly installments (the “Installment Payments”) starting the first day of the sixth month after the Closing Date (each, an “Installment Date”). At the Company’s option, Installment Payments may be made in cash or in shares of the Company’s Common Stock. If the Company elects to repay in cash, the amount payable shall be 105% of the applicable Installment Payment. If the Company elects to repay in shares of Common Stock, the shares shall be priced at the lowest of (i) the Conversion Price then in effect, and (ii) the greater of (x) the Floor Price (as defined in the Note) and (y) the lower of 90% of the lowest volume weighted average price (VWAP) of the Common Stock for each of the five (5) Trading Days (as defined in the Note) ending and including the Trading Day immediately prior to the applicable Installment Date.

All Installment Payments are subject to the Investor’s right to (a) defer some or all of any Installment Payment to a subsequent Installment Date or (b) to convert an additional Installment Payment of the Note at the then-current Installment Price until the next Installment Date. Upon the occurrence of an Event of Default or a Change of Control (as such terms are defined in the Note), the Note is subject to Redemption by the Investor. The Company is prohibited from effecting a conversion of the Note to the extent that, as a result of such exercise, the Investor, together with the its affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of the such shares, which beneficial ownership limitation may be increased by Investor up to, but not exceeding, 9.99%.

The Warrant is immediately exercisable for a period of three (3) years at an exercise price of $4.00 per share, subject to adjustment. After a period of one hundred eight (180) days, if a registration statement covering the resale of the shares of Common Stock underlying the Warrant is not effective, the holder may exercise the Warrant by means of a cashless exercise. The Company is prohibited from effecting an exercise of the Warrants to the extent that, as a result of such exercise, the holder of the Warrant together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock of the Company outstanding immediately after giving effect to the issuance of the such shares, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Additionally, until the earlier of the (i) one year anniversary the Closing Date, and (ii) such time as less than $2 million of aggregate Principal Amount (as defined in the Note) of the Note remains outstanding, the Company is prohibited from effecting or entering into an agreement to effect any issuance of securities involving a Variable Rate Transaction (as defined in the Purchase Agreement).

In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investor pursuant to which the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) covering the Note, the Conversion Shares, the Warrant, and the Warrant Shares and any additional shares of Common Stock issued and issuable in connection with any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collectively, the “Registrable Securities”) on or prior to the 30th calendar day following the Closing Date (the “Filing Date”).

The Company shall use its best efforts to cause the registration statement covering the Registrable Securities to be declared effective (the “Effectiveness Date”) no later than the earlier of the (i) 120th calendar day after the Closing Date and (B) the 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review. If, among other things, the Company fails to file the registration statement by the Filing Date or fails to have such Registration Statement declared effective by the Effectiveness Date (the date on which such failure occurs, the “Event Date”), then on each such Event Date and on each monthly anniversary of each such Event Date until the applicable failure is cured, the Company shall pay to the Investor, in cash, a fee equal to 2% of the Investor’s original principal amount included on the Note.

In connection with the Offering, the Company will issue Dawson James Securities, Inc. warrants (the “Placement Agent Warrants”) to purchase up to 75,000 shares (the “Placement Agent Warrant Shares”) of Common Stock, or 5% of the Conversion Shares underlying the Note on the Closing Date. The Placement Agent Warrants will be exercisable for a period of three years from the Closing Date at an exercise price of $4.00 per share, subject to adjustment.

The Company estimates that the net proceeds from the transaction will be approximately $4.5 million after deducting estimated transaction fees and expenses. The net proceeds received by the Company from the transaction will be used to launch and scale the Company’s AditxtScore™ immune monitoring service, for working capital, and other general corporate purposes.

The Note, the Conversion Shares, the Warrant, the Warrant Shares, the Placement Agent Warrants, and the Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder.

The foregoing description of the Note, the Warrant, the Purchase Agreement, the Registration Rights Agreement, and the Placement Agent Warrant is not complete and is qualified in its entirety by reference to the full text of the forms of the Note, the Warrant, the Purchase Agreement, the Registration Rights Agreement, and the Placement Agent Warrant, copies of which are filed as Exhibits 4.1, 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligations under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

Item 8.01 Other Events.

On January 26, 2021, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Senior Secured Convertible Promissory Note
4.2	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Placement Agent Warrant
99.1	Press release, dated January 26, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITX THERAPEUTICS, INC.

Date: January 26, 2021	By:	/s/ Corinne Pankovcin
Corinne Pankovcin
Chief Financial Officer

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